                                                                     EXHIBIT 4.6

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


No.                                                                     Warrants


                               Warrant Certificate

                          SubMicron Systems Corporation

         This Warrant Certificate certifies that _____________or registered assigns, is the registered holder (the "Holder" ) of the number of Warrants (the "Warrants") set forth above to purchase common stock, $0.0001 par value (the "Common Stock"), of SubMicron Systems Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Common Stock of the Company at the initial exercise price (the "Exercise Price") of $_____ [110% of fair market value (currently average of the closing bid and asked price) of a share of Common Stock on the respective issue date of each Warrant] payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants (the "Series B Warrants") which are issued in units in conjunction with the Company's Series B Notes, as defined in the Company's Private Offering Memorandum dated November 23, 1998 regarding the offering of units of the Company's Series B 12% Senior Subordinated Notes due February 1, 2002 and Warrants. The shares of Common Stock issuable on exercise of the Series B Warrants are referred to herein as the "Warrant Shares."

1.       Exercise of Warrants.

         (a) Subject to the terms hereof, the Holder shall have the right, which may be exercised at any time or from time to time commencing on the date hereof until 5:00 p.m., New York City time, on November 26, 2007 (the "Exercise Period") to receive from the Company the number of fully paid and nonassessable Warrant Shares (and such other consideration) which the Holder may at the time be entitled to receive on exercise of the Warrants and payment of the Exercise Price then in effect for such Warrant Shares. In lieu of payment of the Exercise Price, the Holder may exercise the right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Holder receives that number of Warrant Shares (and such other consideration) otherwise issuable (or payable) upon exercise of its Warrants less that number of Warrant Shares having an aggregate Current Market Value (as defined in Section 2(f)) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares. Each Warrant not exercised during the Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Warrant Certificate shall cease as of such time.

         (b) A Warrant may be exercised upon surrender to the Company at its office of the Warrant Certificate to be exercised with the form of election to purchase attached thereto duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or, at the election of the Holder, through the surrender to the Company of Series B Notes, the aggregate principal amount of which, together with any unpaid accrued interest thereon, equals the aggregate Exercise Price, or in the manner provided in Section 1(a) above.

         (c) Subject to the provisions of Section 7 hereof, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with cash for fractional Warrant Shares as provided in Section 5. Such certificate or certificates shall be deemed to have been issued and the person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

         (d) Each Warrant shall be exercisable during the Exercise Period, at the election of the Holder thereof, either in full or from time to time in part and, in the event that the Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 1.

         2. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Exercise Price and Warrant Number are subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 2.

                  (a) Adjustment for Change in Capital Stock(a) Adjustment for Change in Capital Stock

                  If the Company:

                           (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                           (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                           (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                           (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                           (5)      issues by reclassification of its Common
Stock any shares of its capital stock;

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he or it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under subsections (b) or (c) below, no adjustment shall be made under this subsection (a).


                  (b)      Adjustment for Rights Issue(b)
Adjustment for Rights Issue


                                      -2-
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                  If the Company distributes any rights, options or warrants
(whether or not immediately exercisable) to holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Specified Value (as defined in subsection (f) below) per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                                            W' = W x     O + N
                                                       ----------
                                                       O +  N x P
                                                            -----
                                                              M

where:

                  W' =     the adjusted Warrant Number.

                  W  =     the Warrant Number immediately prior to the record
                           date for any such distribution.

                  O  =     the number of Fully Diluted Shares (as defined in
                           subsection (p) below) outstanding on the record date for any such distribution.

                  N  =     the number of additional shares of Common Stock
                           issuable upon exercise of such rights, options or warrants.

                  P  =     the exercise price per share of such rights,
                           options or warrants.

                  M  =     the Specified Value per share of Common Stock on
                           the record date for any such distribution.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which all or a portion of such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued with respect to such portion that is no longer exercisable.

                  (c)      Adjustment for Other Distributions(c)
 Adjustment for Other Distributions

                  If the Company distributes to holders of its Common Stock (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries (other than cash dividends which are paid out of retained earnings of the Company), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Warrant Number shall be adjusted in accordance with the formula:

                                            W' = W x   M
                                                     -----
                                                     M - F

                                      -3-
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where:

                  W' = the adjusted Warrant Number.

                  W  = the Warrant Number immediately prior to the record date mentioned below.

                  M  = the Specified Value per share of Common Stock on
                       the record date mentioned below.

                  F  = the fair market value on the record date mentioned
                       below of the indebtedness, assets, rights, options or warrants distributable to the holder of one share of Common Stock.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which all or a portion of any such rights, options or warrants are exercisable, not all such rights, options or warrants (or portion thereof) shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants, with respect to such portion that is no longer exercisable, divided by the number of shares of Common Stock outstanding on the record date.

                  This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 2.

                  (d) Adjustment for Common Stock Issue(d) Adjustment for Common Stock Issue

                  If the Company issues shares of Common Stock for a consideration per share less than the Specified Value per share on the date the Company fixes the offering price of such additional shares, the Warrant Number shall be adjusted in accordance with the formula:

                           W' =  W  x      A
                                         -----
                                         O + P
                                             -
                                             M

where:

                  W'      =  the adjusted Warrant Number.

                  W       =  the Warrant Number immediately prior to any such
                             issuance.

                  O       =  the number of Fully Diluted Shares outstanding
                             immediately prior to the issuance of such additional shares of Common Stock.

                  P       =  the aggregate consideration received for the
                             issuance of such additional shares of Common Stock.

                  M       =  the Specified Value per share of Common Stock on
                             the date of issuance of such additional shares.

                  A       =  the number of Fully Diluted Shares outstanding
                             immediately after the issuance of such additional shares of Common Stock.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

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                  This subsection (d) does not apply to:

                           (1) any of the transactions described in subsection
         (a) of this Section 2; or

                           (2) the issuance of Common Stock in connection with
         (i) the exercise of Warrants, or (ii) the conversion, exchange or exercise of any options, warrants, or other securities convertible into or exchangeable or exercisable for Common Stock.

                  (e) Adjustment for Convertible Securities Issue(e) Adjustment for Convertible Securities Issue

                  If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsection (b) or (c) of this Section 2) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Specified Value per share on the date of issuance of such securities, the Warrant Number shall be adjusted in accordance with this formula:

                                  W' = W x  O +  D
                                            ------
                                            O +  P
                                                 -
                                                 M

where:

                  W'     = the adjusted Warrant Number.

                  W      = the Warrant Number immediately prior to any such
                           issuance.

                  O      = the number of Fully Diluted Shares outstanding
                           immediately prior to the issuance of such securities.

                  P      = the aggregate consideration received for the
                           issuance of such securities.

                  M      = the Specified Value per share of Common Stock on
                           the date of issuance of such securities.

                  D      = the maximum number of shares of Common Stock
                           deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Warrant Number shall promptly be readjusted to the Warrant Number which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

                  This subsection (e) does not apply to the issuance of the Warrants or the grant to employees or directors of options having an exercise price of not less than the Market Price (as defined below) of the Common Stock as of the date of the grant.

                                    (f) Specified Value(f)      Specified Value

                  "Specified Value" per share of Common Stock shall be the greater of the Current Market Value or the Exercise Price.

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                  "Current Market Value" per share of Common Stock at any date shall be the average of the daily Market Prices of the Common Stock for each business day during the period commencing 30 business days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Securities Exchange Act of 1934 (the "Exchange Act") for less than 30 consecutive business days before such date, then the average of the daily Market Prices for all of the business days before such date for which daily Market Prices are available. If the Market Price is not determinable for at least 15 business days in such period, the Current Market Value of the Security shall be determined based on the good faith determination of the Board of Directors of the Company.

                  Market Price for security (a "Security") on each business day means: (i) if the Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, or (iii) if neither clause (i) nor (ii) is applicable, the average of the reported high bid and low asked prices on such day, as reported by the "Over-The-Counter" Bulletin Board or other reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company or (iv) if clause (iii) is not applicable, the Market Price of the Security shall be determined based on the good faith determination of the Board of Directors of the Company.

                  (g)      Consideration Received(g) Consideration Received

                  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 2, the following shall apply:

                           (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board of Directors; and

                           (3) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                  (h)      When De Minimis Adjustment May Be Deferred

                  No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least 0.5% in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

                  All calculations under this Section 2 shall be made to the nearest 1/1000th of a share.

                  (i)      When No Adjustment Required

                  If an adjustment is made upon the establishment of a record date for a distribution subject to subsections (a), (b) or (c) of this Section 2 and such distribution is subsequently cancelled, the Warrant Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

                  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

                  (j)      Notice of Adjustment (j)   Notice of Adjustment

                  Whenever the Warrant Number or Exercise Price is adjusted, the Company shall provide the notices required by Section 9 hereof.

                  (k)      Voluntary Reduction (k)    Voluntary Reduction

                  The Company from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if the period is at least 20 days and if the reduction is irrevocable during the period.

                  Whenever the Exercise Price is reduced, the Company shall mail to Warrant Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction of the Exercise Price under this Subsection (k) (other than a permanent reduction) does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c), (d) or (e) of this Section 2.

                  (l)      When Issuance or Payment May Be Deferred

                  In any case in which this Section 2 shall require that an adjustment in the Warrant Number be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant Number prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 5; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

                  (m)      Reorganizations

                  (i) In case of any capital reorganization, other than in the cases referred to in Sections 2(a), (b), (c), (d) or (e) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

                  (ii) The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a written acknowledgement executed and delivered to the Holder(s), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and all other obligations and liabilities under this Warrant Certificate.

                  (n)      Adjustment in Exercise Price

                  Upon each adjustment of the Warrant Number pursuant to this
Section 2, the Exercise Price in effect prior to the making of the adjustment in the Warrant Number shall thereafter be adjusted as follows:

                  E'       =        E       x        W
                                                    ---
                                                     W'

where:

                  E'  = the adjusted Exercise Price.

                  E   = the Exercise Price prior to adjustment.

                  W'  = the adjusted Warrant Number.

                  W   = the Warrant Number prior to adjustment.

                  (o)      Form of Warrants(o)       Form of Warrants

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Certificate.

                  (p)      Miscellaneous

                  For purpose of this Section 2, the term "shares of Common Stock" shall mean (a) shares of any class of stock designated as Common Stock of the Company at the date of this Warrant Certificate, and (b) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. For purposes of this Section 2, the term "Fully Diluted Shares" shall mean (a) shares of Common Stock outstanding as of a specified date, and (b) shares of Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than the Warrants), provided that either: (i) such rights, options, warrants or other securities are issued and outstanding as of the date of this Warrant Certificate, or (ii) the conversion or exercise price of such rights, options, warrants or other securities is not greater than 120% of the fair market value, as of their issue date, of the Common Stock issuable upon conversion or exercise thereof. In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (o) of this Section 2, inclusive, and the provisions of Sections 1, 4, 5 and 7 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

                  (q)      No Adjustment for Series B Notes or Series B Warrants

                  Notwithstanding anything in this Warrant Certificate to the contrary, there shall be no adjustments made under this Section 2 with respect to the offer or issuance of any Series B Notes or Series B Warrants.

         3.       Restrictions on Transfer; Registration of Transfers and
                  Exchanges.

                  (a) The Warrants (and any Warrant Shares issued upon the exercise of the Warrants) may not be transferred except in compliance with applicable securities laws, except that such holder may transfer any or all of the Warrants or the Warrant Shares to any of its general partners, limited partners, shareholders or affiliates, or any combination of the foregoing, if such transfer is effected in accordance with such securities laws and this Warrant Certificate.

                  (b) Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to Rule 144 or an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the transferring Holder will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act. The Company will reimburse the transferring Holder for the reasonable fees and expenses incurred in obtaining any such opinion of counsel. Upon original issuance thereof, and until such time as the same shall have been registered under the Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate or certificate for Warrant Shares shall bear any legend required pursuant to the Act.

                  (c) The Company shall from time to time register the transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled and disposed of by the Company.

                  (d) Warrant Certificates may be exchanged at the option of the Holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant

Certificates surrendered for exchange shall be canceled and disposed of by the Company.

         4.       Reservation of Warrant Shares; Valid Issuance;
                  Exchange Listing.

                  (a) The Company shall at all times reserve and keep available, free from preemptive rights, of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  (b) The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof, except as otherwise provided in Section 7 hereof.

                  (c) The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

         5. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 5, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value of the Warrant Share so issuable (as determined in good faith by the Board of Directors), multiplied by such fraction.

6.       Registration Rights

                  (a)      Demand Registration

                           (i)      Request for Registration by Certain Holders
of Registrable Securities. At any time the Company receives from the holder(s) of 50% of the outstanding Registrable Securities (as defined in Section 6(i)) a written request that the Company effect a registration or qualification of at least 25% of the Registrable Securities then outstanding (a "Demand Registration"), the Company will:

                                    (A)     promptly  give  written   notice  of
         the proposed registration or qualification to all other holders of Registrable Securities known to the Company, which holders may request in writing within 10 days after receipt of such notice that Registrable Securities held by them be included in such Demand Registration, and the number of Registrable Securities requested to be so included shall be deemed a part of such Demand Registration; and

                                    (B)     as  soon  as   practicable,   use
         its best efforts to effect such registration or qualification (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as is reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Registrable Securities as is specified in such request; provided that the Company will not be obligated to effect more than two Demand Registrations pursuant to a request under this Section 6.

                  Subject to the foregoing provisions, the Company will file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within 90 days, after receipt of the request or requests of the initiating holders.

                           (ii)     Effective  Registration and Expenses. A
registration of Registrable Securities will not count as a Demand Registration until it has become effective and has remained effective for 180 days or until all Registrable Securities included therein have been sold, if earlier. The Company will pay all Registration Expenses (as hereinafter defined) in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

                           (iii)    Priority  on Demand  Registrations.  If the
holder or holders of a majority in number of the Registrable Securities to be registered in a Demand Registration under this Section 6 so elect, the offering of such Registered Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the holders in writing that in their opinion the number of Registrable Securities requested to be included in such offering is sufficiently large so as to adversely affect the success of the offering, then the Company will include in such registration the maximum amount of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such adverse effect. Subject to the advice of the managing underwriter or underwriters concerning the size and composition of the offering, the Company will include Registrable Securities or other Common Stock in such registration in accordance with the following priorities: (i) first, pro rata among all holders of Registrable Securities who have requested to be included in such registration pursuant to Section 6(a) hereof, in proportion to the number of shares each such holder requested to be included in the offering; and (ii) second, pro rata among the other holders of Common Stock of the Company who have requested to be included in such registration pursuant to piggy-back registration provisions of other registration rights agreements, in proportion to the number of shares each such holder requested be included in the offering pursuant to their piggy-back rights; and (iii) third, any Common Stock proposed to be issued or sold for the account of the Company.

                           (iv)     Selection of Underwriters.  If any Demand
Registration is to be in the form of an underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by the holders of a majority in number of the Registrable Securities to be included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

                  (b) Piggy-Back Registration. If at any time the Company shall determine to file a registration statement under the Securities Act relating to a proposed sale to the public of any of its securities, except for nonconvertible debt securities (other than a registration statement on Form S-8 or Form S-4 or any successor to such Forms) either for its own account or the account of a security holder or holders, the Company shall:

                           (i)      promptly  give to each holder of a
Registrable Security known to the Company written notice thereof (which notice will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price, and the plan of distribution);

                           (ii)     include in such  registration  (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after such written notice from the Company, by any holder or holders of Registrable Securities;

                           (iii)    use its best efforts to cause the managing
underwriter or underwriters of such proposed underwritten offering, if any, to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that, in their opinion, marketing considerations require a limitation on the number of shares of Common Stock or other Registrable Securities offered pursuant to any registration statement subject to this Section, then subject to the advice of said managing underwriter or underwriters as to the size and composition of the offering, the Company will include Common Stock and other Registrable Securities in such registration in accordance with the following priorities: (i) first, Common Stock to be sold for the account of the Company or, if such registration statement is filed at the demand of a selling shareholder or shareholders, in accordance with the provisions of such requirement; and (ii) second, pro rata with respect to all holders of Registrable Securities or other Common Stock of the Company who have requested to be included in the registration pursuant to this Section 6(b) or pursuant to other, analogous piggy-back registration provisions of other agreements, in proportion to the number of shares each such holder requested to be included in the offering pursuant to their piggy-back rights. The Company will bear all Registration Expenses in connection with a piggy-back registration.

                  Holders of Registrable Securities may exercise piggy-back registration rights under this Section 6(b) at any time or from time to time, so long as such holders continue to hold Registrable Securities.

                  (c)      Hold-Back Agreements

                           (i)      Restrictions on Public Sale by Holders of
Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Sections 6(a) or 6(b) hereof agrees, if requested in writing by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 7-day period prior to, and during the 180-day period following, the effective date of the Registration Statement for each underwritten offering made pursuant to such Registration Statement, to the extent timely requested in writing by the Company or the managing underwriters.

                           (ii)     Restrictions on Public Sale by the Company
and Others.  The Company agrees:

                                    (A)     not to effect any public or private
         sale or distribution of its debt or equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 7-day period prior to, and during the 90-day period following, the effective date of the Registration Statement for each underwritten offering made pursuant to a Registration Statement filed under Section 6 hereof, to the extent timely requested in writing by the managing underwriters (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms); and

                                    (B)     to  cause  each  holder  of  its
         privately placed debt or equity securities issued by the Company at any time on or after the date of this Warrant Certificate to agree not to effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any such securities during the period set forth in clause (1) above with respect to a Registration Statement filed under Section 6(a) hereof, to the extent timely requested in writing by the managing underwriters (except as part of such underwritten registration, if permitted).

                  (d)      Registration Procedures

                  In connection with the Company's registration obligations pursuant to Sections 6(a) and 6(b) hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof (provided, however, the Company shall have no obligation to proceed with or maintain the effectiveness of any Registration Statement under Section 6(b) hereof), and pursuant thereto the Company will as expeditiously as possible:

                           (i)      with respect to  Registration  Statement
under Section 6(a) hereof, before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available for prior review by such holders and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority in number of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                           (ii)     with respect to Registration  Statement
under Section 6(a) hereof, prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep such Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii)    notify  the  selling  holders  of
Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing,

                                    (A)     when the  Prospectus or any
         Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                                    (B)     of  any  request  by the  SEC  for
         amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                                    (C)     of  the  issuance  by  the  SEC  of
         any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                                    (D)     if at any  time  the
         representations and warranties of the Company contemplated by paragraph
         (xiv) below cease to be true and correct,

                                    (E)     of the receipt by the Company of any
         notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                                    (F)     of the  existence  of  any  fact
         which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (iv)     with respect to a Registration  Statement
under Section 6(a) hereof, make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                           (v)      with  respect  to a  Registration  Statement
under Section 6(a) hereof, if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a Prospectus supplement or post-effective amendment such necessary information as the managing underwriters or the holders of a majority in number of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                           (vi)     at the  request of any selling  holder of
Registrable Securities, furnish to such selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (vii)    deliver to each selling holder of
Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                           (viii) with respect to a Registration Statement under
Section 6(a) hereof, prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                           (ix) cooperate with the selling holders of
Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                           (x) use its best efforts to cause the Registrable
Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof and the underwriters, if any, to consummate the disposition of such Registrable Securities;

                           (xi) with respect to a Registration Statement under
Section 6(a) hereof, if any fact contemplated by Section 6(d)(iii)(F) shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (xii) cause all Registrable Securities covered by the
Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, if requested by the holders of a majority in number of such Registrable Securities or by the managing underwriters, if any;

                           (xiii) not later than the effective date of the
applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable trustee(s) or transfer agent(s) with printed certificates for the Registrable Securities which are in a form eligible for deposit with Depositary Trust Company;

                           (xiv) with respect to a Registration Statement under
Section 6(a) hereof, enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                                    (A) make such representations and warranties
         and give indemnities to the holders of such Registrable Securities and the underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in primary underwritten offerings;

                                    (B) obtain opinions of counsel to the
         Company and updates thereof (which counsel and opinions shall be reasonably satisfactory in form, scope and substance to the managing underwriters, if any, and the holders of a majority in number of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters;

                                    (C) if an underwritten offering, obtain
         "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

                                    (D) if an underwriting agreement is entered
         into, cause the same to set forth in full the indemnification provisions and procedures of Section 6(f) hereof (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

                                    (E) deliver such documents and certificates
         as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by any selling holder in connection with the disposition of Registrable Securities pursuant to such Registration Statement, all in a manner consistent with customary industry practice;

                           (xv) with respect to a Registration Statement under
Section 6(a) hereof, make available to a representative of the holders of a majority in number of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order;

                  (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 15 months after the effective date of a Registration Statement;

                  (xvii) with respect to a Registration Statement under Section 6(a) hereof, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                  (xviii) with respect to a Registration Statement under Section 6 hereof, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's representatives available for discussion of such document.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(d)(xi), such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(d)(xi), or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in
Section 6(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 6(d)(xi) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

                  Notwithstanding any other provisions of this Warrant Certificate, upon receipt by the Purchaser of a written notice signed by the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President of the Company, to the effect set forth below, the Company shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Warrant Certificate, and the holders of Registrable Securities agree to immediately suspend sales of any securities under any effective Registration Statement for a reasonable period of time, in either case not to exceed 90 days, at any time during which, in the Company's reasonable judgment, (i) there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or (ii) sales pursuant to the Registration Statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. In the event sales pursuant to an effective Registration Statement are suspended in accordance with this paragraph, there shall be added to the period during which the Company is obligated to keep a registration effective the number of days for which sales were suspended. The Company may not provide more than one such notice during any 360-day period. In addition, the Company has entered into a Registration Rights Agreement dated as of November 26, 1997 with The KB Mezzanine Fund II, L.P. and Celerity Silicon, L.L.C. (the "Registration Rights Agreement"). Pursuant to such Agreement, the Company has agreed not to effect, and to cause each holder of its privately placed debt or equity securities not to effect, any public sale of equity securities during the 7-day period prior to and the 90-day period following the effective date of an underwritten demand registration pursuant to such Agreement, to the extent timely requested in writing by the managing underwriters of such offering. The holders of Registrable Securities acknowledge such restriction and agree that each holder of Registrable Securities and the Company shall comply with such provision of the Registration Rights Agreement.

                  (e)      Registration Expenses

                           (i) All expenses incident to the Company's
performance of or compliance with this Warrant Certificate will be paid by the Company, regardless whether the Registration Statement becomes effective, including, without limitation:

                                    (A) all registration and filing fees
         (including, without limitation, with respect to filings required to be made with the NASD);

                                    (B) fees and expenses of compliance with
         securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of Registrable Securities being sold may designate);

                                    (C) printing (including, without limitation,
         expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                                    (D) fees and disbursements of counsel for
         the Company, for the underwriters and for the selling holders of the Registrable Securities (subject to the provisions of Section 6(e)(ii) hereof);

                                    (E) fees and disbursements of all
         independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                                    (F) fees and disbursements of underwriters
         (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any person other than the Company, the underwriters and the selling holders);

                                    (G) fees and expenses of other persons
         retained by the Company; and

                                    (H) fees and expenses associated with any
         NASD filing required to be made in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD

(all such expenses being herein called "Registration Expenses").

                  The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company.

                           (ii) In connection with each Registration Statement
required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a legal opinion is required from more than one counsel by the terms of any underwriting agreement relating to the registered offering) chosen by the holders of a majority of such Registrable Securities.

                  (f)      Indemnification

                           (i) Indemnification by the Company. The Company
agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and agents and each person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by any holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and (ii) the Prospectus would have completely corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. This indemnity will be in addition to any liability which the Company may otherwise have.

                  If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses; provided, however, the failure to so notify the Company shall not affect any obligation the Company may have to indemnify the Indemnified Holder except to the extent the Company is materially adversely affected by such failure. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding or shall have failed to employ counsel satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and such Indemnified Holder shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

                           (ii) Indemnification by Holder of Registrable
Securities. Each holder of Registrable Securities severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

                           (iii) Contribution. If the indemnification provided
for in this Section 6(f) is unavailable to an indemnified party under Section 6(f)(i) or Section 6(f)(ii) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the indemnified or indemnifying Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the indemnified or indemnifying Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the indemnified or indemnifying Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 6(f)(i) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(f)(iii), an indemnified or indemnifying Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnified or indemnifying Holder or its affiliated indemnified or indemnifying Holders and distributed to the public were offered to the public exceeds the amount of any damages which such indemnified or indemnifying Holder, or its affiliated indemnified or indemnifying Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (g)      Rule 144

                  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                  (h)      Participation in Underwritten Registrations

                  No holder (or its successors or assigns) may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the underwriters and other persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  (i)      Definitions

                           (i) Registrable Securities: The Warrant Shares (and
any other securities issued or issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization) issued or issuable upon exercise of the Series B Warrants; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

                           (ii) Transfer Restricted Security: Securities
acquired by the holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144; provided that a Security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

         7. Payment of Taxes. The Company will pay all documentary stamp taxes and other governmental charges (excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes) in connection with the issuance or delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

         8. Mutilated or Missing Warrant Certificates. If any Warrant Certificate or certificate evidencing Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution therefor and upon cancellation of the mutilated Warrant Certificate or other certificate, or in lieu of and substitution for the Warrant Certificate or other certificate lost, stolen or destroyed, a new Warrant Certificate or other certificate of like tenor and representing an equivalent number of Warrants or Warrant Shares.

         9. Notices to Warrant Holders. Upon any adjustment pursuant to Section 2 hereof, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Number and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 9.

                  In case:

                           (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                           (b) the Company shall authorize the distribution to all holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities; or

                           (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                           (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                           (e) the Company proposes to take any action that would require an adjustment to the Warrant Number or the Exercise Price pursuant to Section 2 hereof; or

then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant register, at least 30 days prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 9 or any defect therein shall not affect the legality or validity of any action taken requiring such notice.

                  Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holders of Warrants (prior to the exercise of such Warrants) the right to vote or to consent or to receive notice as shareholder in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided that nothing in the foregoing provision is intended to detract from any rights explicitly granted to any Holder hereunder.


         10.      Notices to the Company and Warrant Holders.

                  (a) All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery.

                  (b) All such notices and communications shall be deemed to have been duly given:

at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

         11. Governing Law. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

         12. Severability. In the event that one or more of the provisions of this Warrant Certificate shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. Captions. The captions used in this Warrant Certificate are for convenience only; they form no part of this Warrant Certificate and shall not affect its interpretation.




                                       SUBMICRON SYSTEMS CORPORATION


                                       By:________________________________
                                       Title:

                          FORM OF ELECTION TO PURCHASE

                    (To Be Executed Upon Exercise Of Warrant)


         The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ______ shares of Common Stock, $.0001 par value, of SubMicron Systems Corporation and herewith tenders payment for such shares to the order of SubMicron Systems Corporation the amount of $______ in accordance with the terms hereof (unless the holder is exercising Warrants pursuant to the net exercise provisions of
Section 1 of this Warrant Certificate). The undersigned requests that a certificate for such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.

                    Certificate to be registered as follows:


         Name:__________________________________________
         Address:_______________________________________
                 _______________________________________
                 _______________________________________

Social Security or
 Taxpayer Identification No.:______________________________


                     Certificate to be delivered as follows:

         Name:__________________________________________
         Address:_______________________________________
                 _______________________________________
                 _______________________________________




                    Signature:______________________________

Date:________________

                                 ASSIGNMENT FORM


         To assign this Warrant, fill in the form below:

(I) or (we) assign and transfer this Warrant to
___________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________ agent to transfer this Warrant on the books of the Company. The agent may substitute another to act for him.

Date:             Your Signature:______________________________

(Sign exactly as your name appears on the other side of this Warrant)


Signature Guarantee: